As filed with the U.S. Securities and Exchange Commission on July 27, 2021

Registration No. 333-256097

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XPAC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

55 West 46th Street, 30th floor
New York, NY 10036
(646) 664-0501
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

XP Investments US, LLC
55 West 46th Street, 30th floor
New York, NY 10036
(646) 664-0501
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Mathias von Bernuth, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Av. Brigadeiro Faria Lima, 3311, 7th Floor 04538-133 São Paulo, SP Brazil +55 11 3708 1820	Roberta Cherman, Esq. Shearman & Sterling LLP Av. Brigadeiro Faria Lima, 3400, 17th Floor 04538-132 São Paulo, SP Brazil +55 11 3702 2200	William B. Nelson, Esq. Shearman & Sterling LLP Bank of America Tower 800 Capitol Street, Suite 2200 Houston, Texas 77002 +1 (713) 354-4900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant(2)	23,000,000 Units	$10.00	$230,000,000	$25,093.00
Class A ordinary shares included as part of the units(3)(4)	23,000,000 Shares	—	—	—	(5)
Redeemable warrants included as part of the units(3)(4)	7,666,667 Warrants	—	—	—	(5)
Total			$230,000,000	$25,093.00	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 3,000,000 units, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	Maximum number of Class A ordinary shares and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriter described above.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.

(6)	The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

XPAC Acquisition Corp. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-256097) (as amended, the “Registration Statement”) as an exhibits-only filing to file the consent of Marcum LLP filed herewith as Exhibit 23.1 in order to update the consent previously filed with the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the Consent filed herewith as Exhibit 23.1. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.   The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Ordinary Share Certificate
4.3*	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Maples and Calder (Cayman) LLP
5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1*	Promissory Note, dated March 19, 2021, issued to XPAC Sponsor LLC
10.2*	Form of Letter Agreement among the Registrant and its directors and officers and XPAC Sponsor LLC
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5*	Securities Subscription Agreement, dated March 19, 2021, between the Registrant and XPAC Sponsor LLC
10.6*	Form of Sponsor Warrants Purchase Agreement between the Registrant and XPAC Sponsor LLC
10.7*	Form of Indemnity Agreement
10.8*	Form of Administrative Services Agreement, by and between the Registrant and an affiliate of the Registrant
14*	Form of Code of Ethics and Business Conduct
23.1**	Consent of Marcum LLP
23.2*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24*	Power of Attorney (included on the signature page to this Registration Statement)

*	Previously filed.

**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Country of Brazil, on the 27th day of July, 2021.

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
	Name:	Chu Chiu Kong
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Chu Chiu Kong Chu Chiu Kong	Chief Executive Officer (Principal Executive Officer) and Chairman	July 27, 2021
* Guilherme Teixeira	Chief Investment Officer	July 27, 2021
* Fabio Kann	Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2021
* Marcos Peixoto	Director	July 27, 2021
* Denis Pedreira	Director	July 27, 2021
* Ana Cabral-Gardner	Director	July 27, 2021
* Camilo de Oliveira Tedde	Director	July 27, 2021

*By:	/s/ Chu Chiu Kong
	Name:	Chu Chiu Kong
	Title:	Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of XPAC Acquisition Corp., in the City of New York, New York, on the 27th day of July, 2021.

XP INVESTMENTS US, LLC

By:	/s/ Jared Wilson
	Name:	Jared Wilson
	Title:	Compliance Officer

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